Exhibit 99.1

onsemi Reports Second Quarter 2026 Results
Earnings per share increases four times faster than revenue year-over-year

SCOTTSDALE, Ariz., – August 3, 2026 – onsemi (the “Company”) (Nasdaq: ON) today announced its second quarter 2026 results with the following highlights:

•	Revenue of $1,604 million, increasing 9% year-over-year
•	GAAP gross margin of 38.4% and non-GAAP gross margin of 39.3%
•	GAAP operating margin of 16.1% and non-GAAP operating margin 20.8%
•	GAAP diluted earnings per share of $0.56 and non-GAAP diluted earnings per share $0.74
•	Cash from operations increased by 150% and free cash flow of $425.4 million quadrupled year-over-year
•	Share repurchases of $332 million, bringing year-to-date shareholder returns to approximately 105% of free cash flow

“We delivered revenue, gross margin and earnings per share above the midpoint of guidance, reflecting strengthening demand, particularly across AI-driven applications, and growing customer adoption of our differentiated solutions, including Treo and our high voltage power solutions,” said Hassane El-Khoury, President and CEO of onsemi. “AI data center remains our fastest-growing business, and we now expect revenue to more than double in 2026, demonstrating the strength of our intelligent power portfolio and growing customer adoption across the power tree.”

“Our results demonstrate the operating leverage in our business model,” said Thad Trent, EVP and CFO of onsemi. “Year-over-year earnings per share grew four times faster than revenue, driven by gross margin expansion and disciplined cost management. Free cash flow margin expanded from approximately 7% to 27% year-over-year, reflecting the strength of our operating model, and as demand continues to improve, we are increasingly confident in our ability to drive profitable growth and long-term shareholder value.”

Business Highlights:

•	Announced the planned acquisition of Synaptics, expanding capabilities in connected compute at accretive gross margins to support a market expansion while complementing leadership in power and sensing
•	Expanded role in NVIDIA MGX ecosystem as AI infrastructure power demands accelerate
•	Secured strategic AI data center platform wins with Great Wall, a leading China cloud infrastructure power supplier, expanding EliteSiC and silicon MOSFETs and controller content
•	Launched GaNEXUS, onsemi's gallium nitride power portfolio spanning 40V to 650V, serving AI data centers, robotics, and industrial infrastructure applications
•	Extended leadership in automotive zonal architecture and on-board charging with Rivian’s R2 platform with power solutions that enable efficient power distribution and conversion

Selected financial results for the quarter are shown below with comparable periods (unaudited):
	GAAP			Non-GAAP
(Revenue and Net Income in millions)	Q2 2026	Q1 2026	Q2 2025	Q2 2026	Q1 2026	Q2 2025
Revenue	$1,603.5	$1,513.3	$1,468.7	$1,603.5	$1,513.3	$1,468.7
Gross Margin	38.4%	38.5%	37.6%	39.3%	38.5%	37.6%
Operating Margin	16.1%	(3.5)%	13.2%	20.8%	19.1%	17.3%
Net Income (loss) attributable to ON Semiconductor Corporation	$226.8	$(33.4)	$170.3	$293.8	$253.1	$221.3
Diluted Earnings (loss) Per Share	$0.56	$(0.08)	$0.41	$0.74	$0.64	$0.53

Revenue Summary
(in millions)
(Unaudited)

	Quarters Ended
Business Segment	Q2 2026	Q1 2026	Q2 2025	Sequential Change	Year-over- Year Change
PSG	$829.0	$736.6	$698.2	13%	19%
AMG	545.7	540.4	555.9	1%	(2)%
ISG	228.8	236.3	214.6	(3)%	7%
Total	$1,603.5	$1,513.3	$1,468.7	6%	9%

THIRD QUARTER 2026 OUTLOOK

The following table outlines onsemi’s projected third quarter of 2026 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***
Revenue	$1,650 to $1,750 million	-	$1,650 to $1,750 million
Gross Margin	39.9% to 41.9%	0.1%	40.0% to 42.0%
Operating Expenses	$318 to $333 million	$15 million	$303 to $318 million
Other Income and Expense (including interest), net	($18 million)	-	($18 million)
Diluted Earnings Per Share	$0.79 to $0.91	$0.02	$0.81 to $0.93
Diluted Shares Outstanding *	402 million	7 million	395 million

*
Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the convertible notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, $103.87 for the 0.50% Notes, and $161.30 for the 2031 0% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the hedge transactions entered concurrently with the 0% Notes, the 0.50% Notes, and the 2031 0% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes, $103.87 and $156.78 for the 0.50% Notes, and $161.30 and $211.54 for the 2031 0% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes, the 0.50% Notes, and the 2031 0% Notes,  respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, $156.78 for the 0.50% Notes, and $211.54 for the 2031 0% Notes, the dilutive impact of the warrants issued concurrently with such notes is included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter's average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**
Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; restructuring-related cost of revenue charges; non-recurring facility costs; in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***
We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 5 p.m. Eastern Time (ET) on August 3, 2026 to discuss this announcement and onsemi’s second quarter 2026 results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi (Nasdaq: ON) delivers intelligent power and sensing technologies that enable electrification, energy efficiency, safety, and automation across automotive, industrial, and AI data center end-markets. With a highly differentiated and innovative product portfolio, onsemi helps customers solve complex challenges to achieve higher efficiency, improved performance, and lower system cost, while supporting a safer, cleaner, and more energy-efficient world. onsemi is part of the S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC.  All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.  Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal
Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(480) 242-6943	(602) 244-3437
Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the third quarter of 2026. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2026 (the “2025 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2025 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share and percentage data)

	Quarters Ended			Six Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Revenue	$1,603.5	$1,513.3	$1,468.7	$3,116.8	$2,914.4
Cost of revenue	987.2	930.2	916.8	1,917.4	2,068.7
Gross profit	616.3	583.1	551.9	1,199.4	845.7
Gross margin	38.4%	38.5%	37.6%	38.5%	29.0%
Operating expenses:
Research and development	140.8	144.3	143.8	285.1	307.9
Selling and marketing	63.3	63.0	63.3	126.3	131.6
General and administrative	101.9	89.4	91.2	191.3	175.6
Amortization of intangible assets	10.5	10.5	11.0	21.0	22.4
Restructuring, asset impairments and other, net	41.2	329.3	49.2	370.5	588.5
Total operating expenses	357.7	636.5	358.5	994.2	1,226.0
Operating income (loss)	258.6	(53.4)	193.4	205.2	(380.3)
Other income (expense), net:
Interest expense	(13.7)	(12.7)	(17.9)	(26.4)	(35.9)
Interest income	17.4	17.7	25.2	35.1	51.8
Other income	8.6	3.8	1.5	12.4	5.6
Other income (expense), net	12.3	8.8	8.8	21.1	21.5
Income (loss) before income taxes	270.9	(44.6)	202.2	226.3	(358.8)
Income tax (provision) benefit	(43.4)	11.7	(30.5)	(31.7)	45.3
Net income (loss)	227.5	(32.9)	171.7	194.6	(313.5)
Less: Net income attributable to non-controlling interest	(0.7)	(0.5)	(1.4)	(1.2)	(2.3)
Net income (loss) attributable to ON Semiconductor Corporation	$226.8	$(33.4)	$170.3	$193.4	$(315.8)

Net income (loss) per share of common stock attributable to ON Semiconductor Corporation:
Basic	$0.58	$(0.08)	$0.41	$0.49	$(0.76)
Diluted	$0.56	$(0.08)	$0.41	$0.48	$(0.76)
Weighted average common shares outstanding:
Basic	390.3	394.1	414.6	392.2	418.0
Diluted	404.4	394.1	414.9	401.5	418.0

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in millions)

	July 3, 2026	April 3, 2026	December 31, 2025
Assets
Cash and cash equivalents	$3,514.5	$2,003.6	$2,147.6
Short-term investments	350.0	400.0	400.0
Receivables, net	897.2	862.8	908.0
Inventories	2,047.5	2,049.2	1,989.6
Assets held-for-sale	31.4	40.4	25.0
Other current assets	441.2	419.6	352.9
Total current assets	7,281.8	5,775.6	5,823.1
Property, plant and equipment, net	2,924.9	3,035.6	3,369.0
Goodwill	1,687.6	1,679.9	1,679.9
Intangible assets, net	329.4	332.2	343.9
Deferred tax assets	1,014.3	933.2	929.1
ROU financing lease assets	—	—	23.1
Other assets	247.1	254.3	356.0
Total assets	$13,485.1	$12,010.8	$12,524.1
Liabilities and Stockholders’ Equity
Accounts payable	$498.3	$486.1	$572.3
Accrued expenses and other current liabilities	801.0	698.7	714.9
Current portion of financing lease liabilities	0.5	0.5	0.5
Current portion of long-term debt	802.1	—	—
Total current liabilities	2,101.9	1,185.3	1,287.7
Long-term debt	3,657.3	2,982.9	2,980.5
Deferred tax liabilities	46.8	46.5	41.7
Long-term financing lease liabilities	22.8	23.1	23.8
Other long-term liabilities	417.8	452.2	498.5
Total liabilities	6,246.6	4,690.0	4,832.2
ON Semiconductor Corporation stockholders’ equity:
Common stock	6.3	6.3	6.2
Additional paid-in capital	5,632.8	5,582.5	5,538.6
Accumulated other comprehensive loss	(67.1)	(61.7)	(55.5)
Accumulated earnings	8,435.3	8,208.5	8,241.9
Less: Treasury stock, at cost	(6,788.6)	(6,433.9)	(6,057.9)
Total ON Semiconductor Corporation stockholders’ equity	7,218.7	7,301.7	7,673.3
Non-controlling interest	19.8	19.1	18.6
Total stockholders’ equity	7,238.5	7,320.8	7,691.9
Total liabilities and stockholders’ equity	$13,485.1	$12,010.8	$12,524.1

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarters Ended			Six Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Cash flows from operating activities:
Net income (loss)	$227.5	$(32.9)	$171.7	$194.6	$(313.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	141.3	286.7	156.4	428.0	324.6
Gain on sale and disposal of fixed assets	(0.3)	(1.1)	(5.8)	(1.4)	(5.8)
Amortization of debt discount and issuance costs	3.8	2.9	2.8	6.7	5.7
Share-based compensation	37.4	37.3	34.4	74.7	68.3
Non-cash asset impairment charges	16.3	147.0	40.6	163.3	472.1
Change in deferred tax balances	(12.8)	2.7	(18.5)	(10.1)	(32.2)
Other	1.9	(2.2)	2.5	(0.3)	4.3
Changes in assets and liabilities	44.6	(201.3)	(199.8)	(156.7)	263.1
Net cash provided by operating activities	459.7	239.1	184.3	698.8	786.6
Cash flows from investing activities:
Payments for acquisition of property, plant, and equipment	(34.3)	(21.9)	(78.2)	(56.2)	(225.8)
Proceeds from sale of property, plant and equipment	7.6	1.0	6.5	8.6	6.7
Purchase of short-term investments	(350.0)	(300.0)	(300.0)	(650.0)	(550.0)
Proceeds from the maturity of short-term investments	400.0	300.0	250.0	700.0	550.0
Payments for acquisition of a business, net of cash acquired	(13.0)	—	—	(13.0)	(117.5)
Other	(3.0)	4.2	—	1.2	—
Net cash provided by (used in) investing activities	7.3	(16.7)	(121.7)	(9.4)	(336.6)
Cash flows from financing activities:
Proceeds for common stock issuance under the ESPP	5.3	6.7	5.3	12.0	10.6
Payment of tax withholding for RSUs	(18.6)	(26.9)	(2.7)	(45.5)	(25.1)
Repurchase of common stock	(344.8)	(345.7)	(302.3)	(690.5)	(602.4)
Issuance and borrowings under debt agreements	1,473.7	—	—	1,473.7	—
Reimbursement of debt issuance and other financing costs	3.4	—	—	3.4	—
Payment of debt issuance and other financing costs	(4.2)	—	—	(4.2)	—
Payment for purchase of bond hedges	(351.6)	—	—	(351.6)	—
Proceeds from issuance of warrants	281.0	—	—	281.0	—
Payment of finance lease obligations	(0.1)	(0.1)	(0.4)	(0.2)	(0.8)
Net cash provided by (used in) financing activities	1,044.1	(366.0)	(300.1)	678.1	(617.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(0.3)	1.9	(0.6)	3.9
Net increase (decrease) in cash, cash equivalents and restricted cash	1,510.8	(143.9)	(235.6)	1,366.9	(163.8)
Beginning cash, cash equivalents and restricted cash	2,005.1	2,149.0	2,765.2	2,149.0	2,693.4
Ending cash, cash equivalents and restricted cash	$3,515.9	$2,005.1	$2,529.6	$3,515.9	$2,529.6

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

		Quarters Ended			Six Months Ended
		July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit		$616.3	$583.1	$551.9	$1,199.4	$845.7
Special items:
a)	Restructuring-related inventory and other charges	13.4	(1.0)	(1.9)	12.4	281.5
b)	Amortization of intangible assets	1.2	1.2	1.3	2.4	2.6
c)	Amortization of fair market value step-up of inventory	—	—	1.2	—	1.2
	Total special items	14.6	0.2	0.6	14.8	285.3
Non-GAAP gross profit		$630.9	$583.3	$552.5	$1,214.2	$1,131.0
Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin		38.4%	38.5%	37.6%	38.5%	29.0%
Special items:
a)	Restructuring-related inventory and other charges	0.8%	(0.1)%	(0.1)%	0.4%	9.7%
b)	Amortization of intangible assets	0.1%	0.1%	0.1%	0.1%	0.1%
c)	Amortization of fair market value step-up of inventory	—%	—%	0.1%	—%	—%
	Total special items	0.9%	—%	0.1%	0.5%	9.8%
Non-GAAP gross margin		39.3%	38.5%	37.6%	39.0%	38.8%
Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses		$357.7	$636.5	$358.5	$994.2	$1,226.0
Special items:
a)	Amortization of intangible assets	(10.5)	(10.5)	(11.0)	(21.0)	(22.4)
b)	Restructuring, asset impairments and other charges, net	(41.2)	(329.3)	(49.2)	(370.5)	(588.5)
c)	Third-party acquisition and divestiture-related costs	(7.6)	(1.4)	(0.6)	(9.0)	(2.9)
d)	Adjustments to contingent consideration	(1.6)	(1.6)	—	(3.2)	—
	Total special items	(60.9)	(342.8)	(60.8)	(403.7)	(613.8)
Non-GAAP operating expenses		$296.8	$293.7	$297.7	$590.5	$612.2
Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income (loss)		$258.6	$(53.4)	$193.4	$205.2	$(380.3)
Special items:
a)	Restructuring-related inventory and other charges	13.4	(1.0)	(1.9)	12.4	281.5
b)	Amortization of intangible assets	11.7	11.7	12.3	23.4	25.0
c)	Restructuring, asset impairments and other charges, net	41.2	329.3	49.2	370.5	588.5
d)	Third-party acquisition and divestiture-related costs	7.6	1.4	0.6	9.0	2.9
e)	Amortization of fair market value step-up of inventory	—	—	1.2	—	1.2
f)	Adjustments to contingent consideration	1.6	1.6	—	3.2	—
	Total special items	75.5	343.0	61.4	418.5	899.1
Non-GAAP operating income		$334.1	$289.6	$254.8	$623.7	$518.8
Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin		16.1%	(3.5)%	13.2%	6.6%	(13.0)%
Special items:
a)	Restructuring related inventory and other charges	0.8%	(0.1)%	(0.1)%	0.4%	9.7%
b)	Amortization of intangible assets	0.7%	0.8%	0.8%	0.8%	0.9%
c)	Restructuring, asset impairments and other charges, net	2.6%	21.8%	3.3%	11.9%	20.2%
d)	Third-party acquisition and divestiture-related costs	0.5%	0.1%	—%	0.3%	0.1%
e)	Amortization of fair market value step-up of inventory	—%	—%	0.1%	—%	—%
f)	Adjustments to contingent consideration	0.1%	0.1%	—%	0.1%	—%
	Total special items	4.7%	22.7%	4.1%	13.5%	30.9%
Non-GAAP operating margin		20.8%	19.1%	17.3%	20.0%	17.8%
Reconciliation of GAAP to non-GAAP income before income taxes:

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES
(in millions, except per share and percentage data)

		Quarters Ended			Six Months Ended
		July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
GAAP income (loss) before income taxes		$270.9	$(44.6)	$202.2	$226.3	$(358.8)
Special items:
a)	Restructuring-related inventory and other charges	13.4	(1.0)	(1.9)	12.4	281.5
b)	Amortization of intangible assets	11.7	11.7	12.3	23.4	25.0
c)	Restructuring, asset impairments and other charges, net	41.2	329.3	49.2	370.5	588.5
d)	Third-party acquisition and divestiture-related costs	7.6	1.4	0.6	9.0	2.9
e)	Amortization of fair market value step-up of inventory	—	—	1.2	—	1.2
f)	Adjustments to contingent consideration	1.6	1.6	—	3.2	—
	Total special items	75.5	343.0	61.4	418.5	899.1
Non-GAAP income before income taxes		$346.4	$298.4	$263.6	$644.8	$540.3
Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation		$226.8	$(33.4)	$170.3	$193.4	$(315.8)
Special items:
a)	Restructuring-related inventory and other charges	13.4	(1.0)	(1.9)	12.4	281.5
b)	Amortization of intangible assets	11.7	11.7	12.3	23.4	25.0
c)	Restructuring, asset impairments and other charges, net	41.2	329.3	49.2	370.5	588.5
d)	Third-party acquisition and divestiture-related costs	7.6	1.4	0.6	9.0	2.9
e)	Amortization of fair market value step-up of inventory	—	—	1.2	—	1.2
f)	Adjustments to contingent consideration	1.6	1.6	—	3.2	—
g)	Adjustment to Income taxes	(8.5)	(56.5)	(10.4)	(65.0)	(130.4)
	Total special items	67.0	286.5	51.0	353.5	768.7
Non-GAAP net income attributable to ON Semiconductor Corporation		$293.8	$253.1	$221.3	$546.9	$452.9
Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding		404.4	394.1	414.9	401.5	418.0
Special items:
a)	Less: dilutive shares attributable to convertible notes	(7.4)	—	—	(4.9)	—
b)	Add: dilutive shares attributable to share-based awards	—	1.9	—	—	0.4
	Total special items	(7.4)	1.9	—	(4.9)	0.4
Non-GAAP diluted shares outstanding		397.0	396.0	414.9	396.6	418.4
Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation		$293.8	$253.1	$221.3	$546.9	$452.9
Non-GAAP diluted shares outstanding		397.0	396.0	414.9	396.6	418.4
Non-GAAP diluted earnings per share		$0.74	$0.64	$0.53	$1.38	$1.08
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$459.7	$239.1	$184.3	$698.8	$786.6
Special items:
a)	Payments for acquisition of property, plant and equipment	(34.3)	(21.9)	(78.2)	(56.2)	(225.8)
	Total special items	(34.3)	(21.9)	(78.2)	(56.2)	(225.8)
Free cash flow		$425.4	$217.2	$106.1	$642.6	$560.8

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

FREE CASH FLOW

	Quarters Ended
	October 3, 2025	December 31, 2025	April 3, 2026	July 3, 2026	Last Twelve Months
Net cash provided by operating activities	$418.7	$554.5	$239.1	$459.7	$1,672.0
Payments for acquisition of property, plant and equipment	(46.3)	(69.1)	(21.9)	(34.3)	(171.6)
Free cash flow	$372.4	$485.4	$217.2	$425.4	$1,500.4

Revenue	$1,550.9	$1,530.1	$1,513.3	$1,603.5	$6,197.8

SHARE-BASED COMPENSATION

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan was as follows:

	Quarters Ended			Six Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Cost of revenue	$6.8	$6.4	$6.1	$13.2	$12.1
Research and development	6.0	7.3	6.3	13.3	12.6
Selling and marketing	4.8	5.1	4.9	9.9	9.6
General and administrative	19.8	18.5	17.1	38.3	34.0
Total share-based compensation	$37.4	$37.3	$34.4	$74.7	$68.3

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended			Six Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net cash provided by operating activities	$459.7	$239.1	$184.3	$698.8	$786.6
Free cash flow	$425.4	$217.2	$106.1	$642.6	$560.8
Cash paid for income taxes	$50.8	$46.6	$65.0	$97.4	$86.5

Depreciation and amortization (1)	$141.3	$286.7	$156.4	$428.0	$324.6
Less: Amortization of intangible assets	11.7	11.7	12.3	23.4	25.0
Depreciation and amortization (excl. amortization of intangible assets) (1)	$129.6	$275.0	$144.1	$404.6	$299.6

(1) Accelerated depreciation and amortization related to the 2025 and 2026 Manufacturing Realignment Programs	$—	$136.5	$2.0	$136.5	$14.5

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, restructuring-related cost of revenue charges, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross profit and gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring-related cost of revenue charges, amortization of intangible assets, amortization of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating income and operating margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring-related cost of revenue charges, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges, asset impairments and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor Corporation and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor Corporation and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally, the restructuring related cost of revenue charges, amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, asset impairments, gains and losses on debt prepayment, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these measures are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. For our non-GAAP reporting we apply a projected, normalized non-GAAP effective tax rate of 15% for 2026 and 16% for 2025. We calculate this non-GAAP effective tax rate on an annual basis. We may update this non-GAAP effective tax rate at any time for a variety of reasons, including, but not limited to, the rapidly evolving global tax environment, significant changes in our geographic earnings mix or changes to our strategy or business operations. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our financial performance independent of the cash capital expenditures.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, $103.87 for the 0.50% Notes, and $161.30 for the 2031 0% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes, the 0.50% Notes, and the 2031 0% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes, $103.87 and $156.78 for the 0.50% Notes, and $161.30 and $211.54 for the 2031 0% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes, the 0.50% Notes, and the 2031 0% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, $156.78 for the 0.50% Notes, and $211.54 for the 2031 0% Notes, the dilutive impact of the warrants issued concurrently with such notes is included in the diluted shares outstanding.